Exhibit 99.2

Carvana Announces Record First Quarter 2025 Results

Industry-leading 46% YoY retail unit growth drives new record for Retail Units
Record Q1 Net Income of $373 Million delivers record Q1 Net Income margin of 8.8%
Record Adjusted EBITDA of $488 Million drives industry-leading 11.5% Adjusted EBITDA margin
Expects sequential increase in retail units sold and Adjusted EBITDA1 in Q2 2025, leading to all-time company records on both metrics
Sets new objective of 3 million retail units at 13.5% Adjusted EBITDA margin in 5-10 years

PHOENIX – (May 7, 2025) – Carvana Co. (NYSE: CVNA), the leading e-commerce platform for buying and selling used cars, today announced financial results for the quarter ended March 31, 2025. Carvana’s complete first quarter 2025 financial results and management commentary are available in the company’s shareholder letter on the quarterly results page of its Investor Relations website.
"In Q1, Carvana set a new record for retail units while also driving record profitability and hitting our highest customer net promoter score in nearly three years," said Ernie Garcia, Carvana founder and CEO. "We are incredibly well positioned for the path ahead and have very clear visibility to even stronger financial performance, much larger scales, and even better customer experiences. As Carvana grows larger and more efficient, we look forward to making our offering even faster and more convenient, and sharing the value we create with our customers as we continue our mission of changing the way people buy and sell cars."

Q1 2025 Highlights
In Q1 2025, Carvana sold 133,898 retail units (+46% YoY) for total revenue of $4.232 billion (+38% YoY), both all-time quarterly records. This growth was paired with record Q1 profitability, including:
•Record Net Income of $373 million2 and Net Income margin of 8.8%
•Record Adjusted EBITDA of $488 million and Adjusted EBITDA margin of 11.5%
•Record GAAP Operating Income of $394 million and Operating margin of 9.3%

Outlook
Looking toward the second quarter, Carvana expects a sequential increase in both retail units sold and Adjusted EBITDA1, leading to all-time company records on both metrics. The company remains on track to deliver significant growth in both retail units sold and Adjusted EBITDA1 in FY 2025.

New Management Objective
After four consecutive quarters of over 30% retail unit growth paired with Adjusted EBITDA margins consistently within its long-term financial model range, the company announced its next management objective: to sell 3 million retail units per year at an Adjusted EBITDA margin of 13.5% within 5-10 years.

1 In order to clearly demonstrate our progress and highlight the most meaningful drivers within our business, we continue to use forecasted Non-GAAP financial measures, including forecasted Adjusted EBITDA. We have not provided a quantitative reconciliation of forecasted GAAP measures to forecasted Non-GAAP measures within this communication because we are unable, without making unreasonable efforts, to forecast fair value changes or calculate one-time or restructuring expenses. These items could materially affect the computation of forward-looking Net Income (loss). Forecasted results and future objectives may be impacted by factors outside Carvana's control. See "Forward Looking Statements" herein.
2 Net income in Q1 2025 benefitted from ~$158 million associated with positive changes in the fair value of our warrants to acquire Root common stock.

Conference Call Details
Carvana will host a conference call today, May 7, 2025, at 5:30 p.m. ET (2:30 p.m. PT) to discuss financial results. To participate in the live call, analysts and investors should dial (833) 255-2830 or (412) 902-6715. A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.carvana.com. Following the webcast, an archived version will also be available on the Investor Relations section of the company’s website. A telephonic replay of the conference call will be available until Wednesday, May 14, 2025, by dialing (877) 344-7529 or (412) 317-0088 and entering passcode 4026601#.
Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current expectations and projections with respect to, among other things, its financial condition, results of operations, plans, objectives, strategy, future performance, and business. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "outlook," "plan," "potential," "project," "projection," "seek," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning.
Forward-looking statements include all statements that are not historical facts, including expectations regarding our operational and efficiency initiatives and gains, our strategy, forecasted results, including forecasted Adjusted EBITDA and forecasted retail units sold, all mid-term and long-term financial and other objectives and goals, potential infrastructure capacity utilization, efficiency gains and opportunities to improve our results, including opportunities to increase our margins and reduce our expenses, trends or expectations regarding inventory, expectations relating to the used car market and our industry including with respect to the impact of tariffs on our business, and growth opportunities. Such forward-looking statements are subject to various risks and uncertainties.
Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to: the larger automotive ecosystem, including consumer demand, global supply chain challenges, and other macroeconomic issues, including tariffs and trade restrictions; our ability to grow into our existing capacity and footprint and realize the expected benefits therefrom, including increased margins and lower expenses; the benefits from our initiatives relating to ADESA; our ability to raise additional capital and our substantial indebtedness; our ability to effectively manage our rapid growth; our ability to maintain customer service quality and reputational integrity and enhance our brand; the changes in prices of new and used vehicles; the seasonal and other fluctuations in our quarterly and annual operating results; our relationship with DriveTime and its affiliates; the highly competitive industry in which we participate, which among other consequences, could impact our long-term growth opportunities; our ability to acquire and expeditiously sell desirable inventory; our ability to grow complementary product and service offerings; and the other risks identified under the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Use of Non-GAAP Financial Measures
To supplement the consolidated financial measures, which are prepared and presented in accordance with GAAP, we also refer to the following non-GAAP measures in this press release: Adjusted EBITDA and Adjusted EBITDA Margin.
Adjusted EBITDA is defined as net income plus (minus) income tax provision (benefit), interest expense, net, other operating expense, net, depreciation and amortization expense in cost of sales and SG&A expenses, share-based compensation expense in cost of sales and SG&A expenses, and loss on debt extinguishment, minus other income, net and revenue related to our Root Warrants. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of total revenues.
We believe that these metrics are useful measures to us and to our investors because they exclude certain financial, capital structure, and non-cash items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations, in part because they may vary widely across time and within our industry independent of the performance of our core operations. We believe that excluding these items enables us to more effectively evaluate our performance period-over-period and relative to our competitors.

	For the Three Months Ended
(dollars in millions)	Mar 31, 2025	Mar 31, 2024
Net income	$373	$49
Income tax provision (benefit)	2	(1)
Interest expense, net	139	173
Other income, net	(122)	(87)
Loss on debt extinguishment	2	—
Operating income	$394	$134
Other operating expense, net	—	1
Depreciation and amortization expense in cost of sales	31	39
Depreciation and amortization expense in SG&A expenses	42	43
Share-based compensation expense in cost of sales	1	—
Share-based compensation expense in SG&A expenses	25	23
Root warrant revenue	(5)	(5)
Adjusted EBITDA	$488	$235

Total revenues	$4,232	$3,061
Net income margin	8.8%	1.6%
Adjusted EBITDA margin	11.5%	7.7%

About Carvana (NYSE: CVNA)
Carvana’s mission is to change the way people buy and sell cars. Since launching in 2013, Carvana has revolutionized automotive retail and delighted millions of customers with an offering that is fun, fast, and fair. With Carvana, customers can find a car, get financing, trade-in, and complete a purchase entirely online with the convenience of delivery or local pick-up as soon as the same day. Carvana’s unique offering is powered by its passionate team, differentiated national infrastructure, and purpose-built technology.
For more information, please visit www.carvana.com.

Investors:
Carvana
Mike McKeever
investors@carvana.com

or

Media:
Carvana
press@carvana.com

Source: Carvana